EXHIBIT 99.1

Coherus BioSciences Announces Divestiture of YUSIMRY
(adalimumab-aqvh) in a $40 Million Upfront All Cash Transaction

– Transaction aligns with Coherus’ strategic focus on oncology –

REDWOOD CITY, Calif., June 27, 2024 -- Coherus BioSciences, Inc. (Coherus, Nasdaq: CHRS) today announced it agreed to divest YUSIMRY (adalimumab-aqvh) to Hong Kong King-Friend Industrial Co. Ltd. (HKF) for up-front all-cash consideration of $40 million. The closing of the transaction occurred on June 26, 2024. Meitheal Pharmaceuticals, Inc. (Meitheal), a wholly owned subsidiary of HKF, will continue to commercialize YUSIMRY in the U.S.

“With the divesture of YUSIMRY, Coherus reinforces its strategic focus on oncology,” said Denny Lanfear, Coherus Chairman and Chief Executive Officer. “The proceeds from the sale of YUSIMRY will bolster our cash position, advance our efforts to become a sustainable and growing oncology company and efficiently allocate our resources for maximum value creation.”

Coherus’ oncology assets include LOQTORZI® (toripalimab-tpzi), an FDA-approved, next-generation PD-1 inhibitor, the UDENYCA® (pegfilgrastim-cbqv) franchise, with three FDA-approved presentations; and an innovative clinical-stage, immuno-oncology portfolio focused on the tumor microenvironment.

Latham & Watkins LLP provided Coherus with legal counsel regarding the transaction.

About Coherus BioSciences

Coherus is a commercial-stage biopharmaceutical company focused on the research, development and commercialization of innovative immunotherapies to treat cancer. Coherus is developing an innovative immuno-oncology pipeline that is expected to be synergistic with its proven commercial capabilities in oncology.

Coherus’ immuno-oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust antitumor immunologic response and enhance outcomes for patients with cancer. Casdozokitug is a novel IL-27 antagonistic antibody currently being evaluated in two ongoing clinical studies: a Phase 1/2 study in advanced solid tumors and a Phase 2 study in hepatocellular carcinoma. CHS-114 is a highly selective, competitively positioned, cytolytic anti-CCR8 antibody currently in a Phase 1 study in patients with advanced solid tumors. CHS-1000 is a preclinical candidate targeting immune-suppressive mechanisms via the novel pathway ILT4.

Coherus markets LOQTORZI® (toripalimab-tpzi), a novel next-generation PD-1 inhibitor, and UDENYCA® (pegfilgrastim-cbqv), a biosimilar of Neulasta.

Neulasta® is a registered trademark of Amgen, Inc.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Coherus’ ability to identify synergies between its I-O pipeline and its commercial operations; Coherus’ expectations for the use of the proceeds from the sale of YUSIMRY and Coherus’ statements about its ability to create value in the future.

Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; risks related to Coherus’ existing and potential collaboration partners; risks of Coherus’ competitive position; the risks and uncertainties of the regulatory approval process, including the speed of regulatory review and the timing of Coherus’ regulatory filings; the risk of FDA review issues; the risks of competition; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ products and product candidates; and the risks and uncertainties of possible litigation. All forward-looking statements contained in this press release speak only as of the date of this press release. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the significant risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ quarterly filing on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the Securities and Exchange Commission on May 9, 2024, including the section therein captioned “Risk Factors” and in other documents Coherus files with the Securities and Exchange Commission.

UDENYCA® and LOQTORZI®, whether or not appearing in large print or with the trademark symbol, are trademarks of Coherus, its affiliates, related companies or its licensors or joint venture partners unless otherwise noted. Trademarks and trade names of other companies appearing in this press release are, to the knowledge of Coherus, the property of their respective owners.

Coherus BioSciences Contact Information:

For investors:

Jami Taylor, MBA, IRC

Head of Investor Relations

IR@coherus.com

For media:

Jodi Sievers

VP, Corporate Communications

media@coherus.com